FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment"), dated as of June 30, 1998, is entered into among FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Company"), the banks listed on the signature page hereof (the "Lenders"), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.) in its capacity as administrative agent for the Lenders (the "Administrative Lender").

         A. Company, Lenders, certain Co-Agents and Administrative Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 29, 1997, as amended by that certain waiver letter, dated February 17, 1998 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Company, Lenders and Administrative Lender desire to amend the Credit Agreement to make certain amendments thereto.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT.

                  (a) The  definition of  "Applicable  Law" set forth in Section
         1.1 of the Credit Agreement is hereby amended to read as follows:

                           "`APPLICABLE LAW' means (a) in respect of any Person,
                  all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, `Applicable Law' means the laws of the United States of America, including without limitation 12 USC ss.ss. 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Papers."

                  (b) The  definition  of  "Highest  Lawful  Rate"  set forth in
         Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                           "`HIGHEST  LAWFUL RATE' shall mean at the  particular
                  time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. ID.003, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. ID.008; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. ID.009(a) and (b) shall control for purposes of such determination, as applicable."

                  (c) Article 4 of the Credit Agreement is hereby amended by adding a new Section 4.21 thereto to read as follows:

                           "4.21  YEAR 2000  COMPLIANCE.  The  Borrower  has (a)
                  initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by its suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect."

                  (d) Article 5 of the Credit Agreement is hereby amended by adding a new Section 5.15 thereto to read as follows:

                           "5.15  YEAR  2000   COMPLIANCE.   The  Borrower  will
                  promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect."

                  (e) Section 6.6 of the Credit Agreement is hereby amended to read as follows:

                           "6.6  DISPOSITIONS OF ASSETS.  Company shall not, and
                  shall not permit any of its Subsidiaries to, sell, lease, assign, or otherwise dispose of any assets of Company or any of its Subsidiaries in an Asset Sale, or otherwise consummate any Asset Sale, except so long as there exists no Default or Event of Default, and no Default or Event of Default would be caused thereby, Company and its Subsidiaries may consummate Asset Sales for fair market value in an aggregate amount not to exceed during any period of four consecutive fiscal quarters 25% of Total Assets (calculated as an amount equal to the result of (a) the sum of Total Assets as of the first day of each fiscal quarter during such four quarter period (b) divided by four), provided that the Asset Sale Proceeds in excess of $3,000,000 of each Asset Sale (including in respect of an Asset Securitization) which occurs after the Closing Date are applied as provided in Section 2.5(b) hereof;
                  provided that, notwithstanding anything herein to the contrary, (i) Company will not dispose of any assets at any time in an amount that would impair or jeopardize the status of Company as a Real Estate Investment Trust and (ii) the market value of any assets sold in an Asset Securitization shall be excluded from the calculation of assets disposed of in Asset Sales for purposes of the 25% limitation set forth in this Section 6.6. On the day of any Asset Sale by Company or its Subsidiaries in which the Asset Sale Proceeds thereof exceed $3,000,000, Company shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of gross proceeds thereof and costs and expenses payable thereof which were deducted in determining the Asset Sale Proceeds."

                  (f) Section 6.10 of the Credit Agreement is hereby amended to read as follows:

                           "6.10 LOANS AND  INVESTMENTS.  Company shall not, and
                  shall not permit any of its Subsidiaries to, make any Investment to, or make or have any Investment in, any Person, or make any commitment to make any such Investment, or make any acquisition, except (a) investments existing on the date hereof as shown on Section 4.13 hereto, (b) Investments in Cash Equivalents, (c) Investments in travel advances in the ordinary course of business to officers and employees, (d) Investments in accounts receivable arising in the ordinary course of business, (e) Investments in Subsidiaries of Company in compliance with Section 6.17 hereof, and (f) Investments in the form of subordinated investment securities and other similar instruments obtained by Company or any of its Subsidiaries in connection with an Asset Securitization; provided that the aggregate amount of such Investments pursuant to clause (f) (including the Secured Franchise Loan Pass-Through Certificates shown on Schedule 4.13 hereto) shall not exceed 20% of Total Assets at any time."

                  (g) The Compliance Certificate in the form of Exhibit C to the Credit Agreement is hereby amended to be in the form of Exhibit C to this First Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments provided in the foregoing
Section 1:

                  (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date;

                  (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

                  (c) Company has full power and authority to execute, deliver and perform this First Amendment and the Credit Agreement, as amended by this First Amendment, the execution, delivery and performance of this First Amendment and the Credit Agreement, as amended by this First Amendment, have been duly authorized by all corporate action of Company, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

                  (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any Law to which Company or any of its Subsidiaries if subject or any indenture, agreement or other instrument to which Company or any of its Subsidiaries or any of their respective property is subject; and

                  (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person (not previously obtained), is required for the (i) execution, delivery or performance by Company of this First Amendment and the Credit Agreement, as amended by this First Amendment, or (ii) acknowledgment of this First Amendment by any Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of June 30, 1998, subject to the following:

                  (a) Administrative Lender shall receive counterparts of this First Amendment executed by Lenders comprising the Majority Lenders;

                  (b) Administrative Lender shall receive counterparts of this First Amendment executed by Company and acknowledged by each Guarantor;

                  (c) the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct; and

                  (d) Administrative Lender and Lenders shall receive in form and substance satisfactory to Administrative Lender and Lenders, such other documents, certificates and instruments as Lenders shall require.

         4. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by Company of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty Agreement and Subordination Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty Agreement and Subordination Agreement, and (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty Agreement and Subordination Agreement.

         5. REFERENCE TO THE CREDIT AGREEMENT.

                  (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

                  (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of the First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Special Counsel).

         7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas
(without giving effect to conflict of laws) and the United States of America, and shall be binding upon Company, each Guarantor and each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                           FRANCHISE FINANCE CORPORATION OF
                                           AMERICA

                                           By /s/ John R. Barravecchia
                                              ----------------------------------
                                           John R. Barravecchia, Executive Vice
                                           President and Chief Financial Officer

LENDERS:
                                           NATIONSBANK, N.A., individually
                                           and as Administrative Agent

                                           By /s/ Frank M. Johnson
                                              ----------------------------------
                                           Frank M. Johnson, Senior Vice
                                           President

                                           BANK OF MONTREAL, CHICAGO
                                           BRANCH, individually and as Co-Agent

                                           By /s/ Catherine Sahagian Mousseau
                                              ----------------------------------
                                           Catherine Sahagian Mousseau, Director

                                           COMMERZBANK AKTIENGESELLSCHAFT, LOS
                                           ANGELES BRANCH, individually and as
                                           Co-Agent

                                           By /s/ Steven F. Larsen
                                              ----------------------------------
                                           Steven F. Larsen, Vice President

                                           By /s/ Werner Schmidbauer
                                              ----------------------------------
                                           Werner Schmidbauer, Vice President

                                           THE LONG-TERM CREDIT BANK OF JAPAN,
                                           LTD., individually and as Co-Agent

                                           By /s/ Noboru Akahane
                                              ----------------------------------
                                           Noboru Akahane, Deputy General
                                           Manager

                                           By /s/ Bryan Read
                                              ----------------------------------
                                           Bryan Read, Vice President

                                           UBS AG (NEW YORK BRANCH),
                                           individually and as Co-Agent

                                           By /s/ Jeffrey W. Wald
                                              ----------------------------------
                                           Jeffrey W. Wald, Director

                                           By /s/ David M. Goldman
                                              ----------------------------------
                                           David M. Goldman, Assistant Vice
                                           President

                                           COOPERATIEVE CENTRALE RAIFFEISEN-
                                           BOERENLEENBANK B.A., "RABOBANK
                                           NEDERLAND," NEW YORK BRANCH

                                           By /s/ W. Jeffrey Vollack
                                              ----------------------------------
                                           W. Jeffrey Vollack, Senior Credit
                                           Officer and Senior Vice President

                                           By /s/ M. Christina Debler
                                              ----------------------------------
                                           M. Christina Debler, Vice President

                                           AMSOUTH BANK (f/k/a AMSOUTH BANK
                                           OF ALABAMA)

                                           By /s/ Steven R. Chester
                                              ----------------------------------
                                           Steven R. Chester, Assistant
                                           Vice-President

                                           DRESDNER BANK AG, NEW YORK
                                           BRANCH AND GRAND CAYMAN BRANCH

                                           By /s/ John W. Sweeney
                                              ----------------------------------
                                           John W. Sweeney, Assistant Vice
                                           President

                                           By /s/ Beverly G. Carson
                                              ----------------------------------
                                           Beverly G. Carson, Vice President

                                           BANK HAPOALIM, B.M., SAN FRANCISCO
                                           BRANCH

                                           By /s/ Dan Jozefov
                                              ----------------------------------
                                           Dan Jozefov, Vice President

                                           By /s/ John Rice
                                              ----------------------------------
                                           John Rice, Vice President

                                           THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED, LOS ANGELES AGENCY

                                           By /s/ Takeshi Kubo
                                              ----------------------------------
                                           Takeshi Kubo, Vice President

                                           FIRST UNION NATIONAL BANK

                                           By /s/ John A. Schissel
                                              ----------------------------------
                                           John A. Schissel, Director

                                           NORWEST BANK ARIZONA, NATIONAL
                                           ASSOCIATION

                                           By /s/ Jaclyn Noel
                                              ----------------------------------
                                           Jaclyn Noel, Vice President

ACKNOWLEDGED:

FFCA ACQUISITION CORPORATION

By John R. Barravecchia
   -------------------------------------------
John R. Barravecchia, Executive Vice President and Chief Financial Officer

FFCA INSTITUTIONAL ADVISORS, INC.

By John R. Barravecchia
   -------------------------------------------
John R. Barravecchia, Executive Vice President and Chief Financial Officer

                                    EXHIBIT C

                        QUARTERLY COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that he/she is a duly elected Authorized Officer of Franchise Finance Corporation of America, a Delaware corporation ("Borrower"), and that he/she is authorized to execute this Certificate on behalf of Borrower in connection with that certain Second Amended and Restated Credit Agreement dated as of December 29, 1997 ("Credit Agreement"), among Borrower, NationsBank of Texas, N.A., individually and as Administrative Agent, Bank of Montreal, Chicago Branch, Commerzbank Akiengesellschaft, Los Angeles Branch, The Long Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and each Lender a party thereto. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This Certificate is submitted concurrently with quarterly financial statements of Borrower for the period ended ____________, ____. The undersigned hereby further certifies to the following as of the date set forth below:

         1. The representations and warranties of Borrower under the Credit Agreement are true and complete in all material respects, before and after giving effect to any Advances.

         2. No event has occurred which constitutes a Default or Event of Default.

         3. Company continues to qualify as a Real Estate Investment Trust under the Code.

         4. The following calculations are true, accurate and complete, and are made in accordance with the terms and provisions of the Credit Agreement:

1.       APPLICABLE MARGIN.

         The Index Debt Rating is ____________. The Applicable Margin with respect to Base Rate Advances is ____%. The Applicable Margin with respect to LIBOR Advances is ____%.

2.       Section 6.1(a).  Minimum Net Worth.

         (a)      Minimum Net Worth

                 (i)       $425,000,000                                             $425,000,000

                 (ii       75%  of  aggregate  Net  Cash  Proceeds  received  by    $___________
                           Borrower and its Consolidated Subsidiaries after
                           April 15, 1997, disposition of Capital Stock

                 (iii)     amount equal to Net Worth of any Person acquired         $___________
                           (via asset or stock purchase) by Borrower or any
                           Subsidiary to the extent purchase price is paid
                           for in Capital Stock of Borrower or such
                           Subsidiary

                 (iv)      Minimum Net Worth [(i) + (ii) + (iii)]                                  $___________

         (b)      Actual Net Worth (determined in accordance with GAAP)                            $___________

3.       Section 6.1(b). Total Indebtedness to Adjusted Net Worth Ratio.

         (a)      Maximum Ratio                                                                       0.90 to 1

         (b)      Actual Ratio

                (i)       Indebtedness of Company and Consolidated
                          Subsidiaries

                          a.   Debt for Borrowed Money                              $___________

                          b.   Capital Lease obligations                            $___________

                          c.   Reimbursement obligations relating to
                               letters of credit                                    $___________

                          d.   Contingent Liabilities relating to (a), (b)
                               and (c) above                                        $___________

                          e.   Withdrawal Liability                                 $___________

                          f.   indebtedness associated with Interest Hedge
                               Agreements                                           $___________

                          g.   payments due for the deferred purchase price
                               of property and services (excluding trade
                               payables less than 90 days old)                      $___________

                          h.   obligations (contingent or otherwise to
                               purchase, retire or redeem any Capital Stock)        $___________

                          i.   [a. + b. + c. + d. + e. + f. + g. + h.]                             $___________

                (ii)      Indebtedness evidenced by Intercompany Notes and
                          which is subject to a Subordination Agreement                            $___________

                (iii)     Total Indebtedness [(i) - (ii)]                                          $___________

                (iv)      Adjusted Net Worth

                          a.   Actual Net Worth (determined in accordance
                               with GAAP)                                           $___________

                          b.   Accumulated Depreciation (determined in
                               accordance with GAAP)                                $___________

                          c.   Adjusted Net Worth [a. + b.]                                        $__________

                (v)       Total Indebtedness to Adjusted Net Worth
                          [(iii)/(iv)]                                                               _____ to 1

4.       Section 6.1(c).  Fixed Charge Coverage Ratio.
                          ---------------------------

         (a)      Minimum Ratio                                                                        2.0 to 1

         (b)      Actual Ratio

               (i)        Cash Flow From Operations for twelve-calendar
                          month period ending on or most recently ended
                          prior to date of determination                            $___________

               (ii)       cash interest payable on all Indebtedness
                          (including interest on Capitalized Leases)                $___________

               (iii)      [(i) + (ii)]                                                             $___________

               (iv)       cash interest payable on all Indebtedness
                          (including interest on Capitalized Leases)                $___________

               (v)        regularly  scheduled principal amounts on Indebtedness
                          (including   rentals  under  Lease   Obligations   but
                          excluding any payment which pays  Indebtedness in full
                          to the extent such  payment  exceeds  the  immediately
                          preceding scheduled principal payment)                    $___________

               (vi)       principal amounts of all Indebtedness (including
                          under Lease Obligations) required to be prepaid
                          or purchased during such period                           $___________

               (vii)      [(iv) + (v) + (vi)]                                                      $___________


               (viii)     Fixed Charge Coverage Ratio [(iii)/(vii)]                                   ____ to 1

5.       Section 6.1(d).  Maximum Total Secured Indebtedness.

         (a)      Maximum Total Secured Indebtedness (10% of Total Assets)                         $___________

         (b)      Actual Total Secured Indebtedness

                  Indebtedness of Borrower and its Consolidated
                  Subsidiaries (from Section 3(b)(i) above that is secured
                  by a Consensual Lien)                                                            $___________

6.       Section 6.1(e).  Ratio of Total Unencumbered  Assets to Total Unsecured
         Indebtedness.

         (a)      Minimum Ratio                                                                       1.75 to 1

         (b)      Actual Ratio

               (i)        Total Assets not subject to a Lien other than
                          Liens of the type described in clause (a) through
                          (f) of the definition of Permitted Liens                                 $___________

               (ii)       Aggregate amount of Indebtedness of Company and
                          its Consolidated Subsidiaries that is not secured
                          by a Lien other than Liens of the type described
                          in clause (a) through (f) of the definition of
                          Permitted Liens                                                          $__________

               (iii)      [(i)/(ii)]                                                                  ____ to 1

7.       Section 6.3.  Contingent Liabilities.

         (a)      Maximum                                                                          $5,000,000

         (b)      Actual                                                                           $___________

8. Section 6.6. Disposition of Assets.

         (a)      Maximum during any four consecutive fiscal quarters

               (i)        Total Assets as of the first day of preceding
                          four consecutive fiscal quarters divided by four          $___________

               (ii)       25% times 8(a)(i) above                                   $___________


         (b)      Actual (excluding Assets disposed of in an Asset Securitization)                 $___________

9.       Section 6.7.  Permitted Distributions.

         (a)      Maximum

               (i)        Cash Flow From Operations (from Section 4(b)(i)
                          above)                                                    $___________

               (ii)       95% times 9(a)(i) above                                   $___________

         (b)      Actual                                                                           $___________

10.      Section 6.10.  Asset Securitization Investments.

         (a)      Maximum - 20% of Total Assets                                                    $___________

         (b)      Actual                                                                           $___________

         IN WITNESS WHEREOF, I have executed this Certificate as of the ____ day of _________, 19__.

                                       FRANCHISE FINANCE CORPORATION OF AMERICA

                                       By_______________________________________
                                       Name_____________________________________
                                       Title____________________________________